Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Appreciation Fund Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated February 13, 2004, on the statements of assets and liabilities, including the schedules of investments, of the Smith Barney Appreciation Fund Inc. (the “Fund”) as of December 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm in Exhibit A of the combined Prospectus/Proxy statement included in this Registration Statement on Form N-14.

/s/    KPMG LLP

New York, New York

November 1, 2004

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated November 11, 2003, except for Note 11 “Subsequent Event” which is dated November 28, 2003, on the statements of assets and liabilities, including the schedules of investments, of the Smith Barney Group Spectrum Fund of Smith Barney Investment Funds Inc. (the “Fund”) as of September 30, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm in Exhibit A of the combined Prospectus/Proxy statement included in this Registration Statement on Form N-14.

/s/    KPMG LLP

New York, New York

November 1, 2004